Exhibit 99.1

news release

Ovintiv Posts Montney Webcast Materials

DENVER, September 19, 2022 – Ovintiv Inc. (NYSE, TSX: OVV) released materials associated with its Montney webcast and conference call, planned for today at 9:00 a.m. MT (11:00 a.m. ET). The materials can be found on the company’s website, www.ovintiv.com, under Investors/Presentations and Events. The webcast will be archived for approximately 90 days.

To join the webcast, please use the following URL: https://app.webinar.net/2wgpZWzQJPV

Analysts may participate in the conference call by dialing 888-664-6383 (toll-free in North America) or 416-764-8650 (international) approximately 15 minutes prior to the call.

Further information on Ovintiv Inc. is available at www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304

investor.relations@ovintiv.com

Media contact: (403) 645-2252

SOURCE: Ovintiv Inc.

Ovintiv Inc.	1